UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2005

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

200 East Randolph Street, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 24, 2005, Aon Corporation (the “Company”) and certain of its foreign subsidiaries entered into a transfer and amendment agreement (the “Amendment”) relating to its €650 million multi-currency revolving loan credit facility (as amended by the Amendment, the “Eurofacility”).

The Amendment extends the term of each revolving loan facility available under the Eurofacility to five years from the date of the Amendment, with an option to extend each such facility for two additional one-year periods.  As a result, the Eurofacility will mature on October 24, 2010, unless so extended.

In addition, among other things, the Amendment: (i) eliminates the requirement that a representation regarding material adverse change be made at the time of each borrowing request and on the first day of each interest period; (ii) deletes certain covenants with respect to acquisitions and investments; and (iii) revises certain covenants, including those with respect to mergers and dispositions.

The foregoing summary is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)—(b)    Not applicable.

(c)                                  Exhibits:

Exhibit Number	Description of Exhibit

10.1	Transfer and Amendment Agreement relating to €650,000,000 Facility Agreement dated February 7, 2005 among Aon Corporation, Citibank International plc, as Agent and the lenders listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ David P. Bolger
David P. Bolger
Executive Vice President, Chief Financial Officer and
Chief Administrative Officer

Date: October 26, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Transfer and Amendment Agreement relating to €650,000,000 Facility Agreement dated February 7, 2005 among Aon Corporation, Citibank International plc, as Agent and the lenders listed therein.